EXHIBIT 10.2

                               FIRST AMENDMENT TO
                       CREDIT AGREEMENT AND REVOLVING NOTE

                  This Amendment, dated as of August 8, 1997, is made by and between GROW BIZ INTERNATIONAL, INC., a Minnesota corporation (the "Borrower"), and TCF NATIONAL BANK MINNESOTA, f/k/a TCF Bank Minnesota fsb, a national banking association (the "Bank").

                                    RECITALS

                  The Borrower and the Bank have entered into a Credit Agreement dated as of July 31, 1996 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                  The Borrower has requested that the Bank (i) extend the Maturity Date of the existing revolving loan from July 31, 1997 to July 31, 1998, (ii) make an additional term loan of $4,500,000 to the Borrower and (iii) make certain amendments to the Credit Agreement.

                  The Bank is willing to grant the Borrower's request pursuant to the terms and upon the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                  1. The Revolving Loan. Section 3.1 (a) of the Credit Agreement is amended by deleting "July 31, 1997" as it appears in the third line and replacing it with "July 31, 1998."

                  2. Late Payment Fee. Section 4.6 of the Credit Agreement is deleted and Section 3.1 (g) is added to the Credit Agreement as follows:

                  "Section 3.1 (g) Late Fees. If any amount due hereunder or under the Revolving Note or other Obligations (whether principal, interest, fees, costs, expenses or otherwise) is paid more than thirty
         (30) days after the stated due date for such payment, the Borrower shall pay to the Bank, on demand, a late payment fee equal to five percent (5%) of the past due amount."

                  3. The Term Loan. Section 3.2 is added to the Credit Agreement as follows:

         "Section 3.2 The Term Loan (Single Advance Term Loan).

                  (a) General Terms and Conditions. The Bank agrees, on the terms and subject to the conditions herein set forth, to make on the Term Loan Funding Date a single advance term loan to the Borrower in the amount of $4,500,000 (the "Term

         Loan"). The Term Loan shall have a term of five (5) years and shall be repayable in equal principal payments of $75,000 per month, beginning on October 10, 1997, and continuing thereafter on the tenth day of each month until September 10, 2002, at which time a final payment of the remaining unpaid principal balance and all accrued and unpaid interest thereon shall be made. Interest on the Term Loan shall be payable monthly on the tenth day of the next succeeding month and at maturity or earlier prepayment in full. Payments of interest shall begin on September 10, 1997.

                  (b) The Term Loan Note. The Term Loan shall be evidenced by, and payable with interest in accordance with, the Borrower's promissory note of even date herewith, payable to the order of the Bank in the original principal amount of $4,500,000 and otherwise in substance and form acceptable to the Bank in its sole discretion, as attached hereto as Exhibit A (as the same may hereafter be extended, renewed, amended or replaced from time to time, the "Term Loan Note").

                  (c) Normal Rate of Interest. The principal balance of the Term Loan Note outstanding from time to time shall bear interest from the Term Loan Funding Date until paid in full at an annual rate which shall at all times be equal to one-half of one percent (.50%) over the Base Rate, which annual rate shall change when and as the Base Rate changes; subject, however, to the imposition of the Default Rate pursuant to
         Section 4.5.

                  (d) Use of Proceeds. The Borrower shall use the proceeds of the Term Loan to fund the acquisition of the assets of Video Game Exchange, Inc. by one of its Subsidiaries.

                  (e) Late Payment Fee. If any installment of interest or principal on the Term Loan is paid more than ten (10) days after the stated due date for such installment, a late payment fee shall be due and payable in the amount of five percent (5%) of the installment so paid.

                  (f) Prepayment. The Borrower may, upon at least one Business Day's prior notice to the Bank, prepay the principal balance of the Term Loan voluntarily in whole or in part at any time, without premium or penalty. Prepayments of principal of the Term Loan shall be applied to installments becoming due and payable thereunder in inverse order of their respective maturities. No prepayment of the Term Loan shall suspend or delay any required payments of principal or interest otherwise due and payable thereunder."

                  4. Default Rate of Interest. Section 4.5 of the Credit Agreement is amended as follows:

                  "Section 4.5 Default Rate of Interest. If an Event of Default shall occur and continue for a period of 30 days after the Bank has given notice to the Borrower
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         specifying such Event of Default and stating the Bank's intent to implement the Default Rate (it being understood that such grace period and notice requirement are conditions only to imposing the Default
         Rate), the Borrower shall pay interest on the unpaid principal balance of the Revolving Note, the Term Loan Note and any other Obligations, from the first day immediately following the expiration of such 30-day period until the earlier of payment in full of the Revolving Note, the Term Loan Note and any other Obligations or the day on which such Event of Default is cured to the written satisfaction of the Bank, at an annual rate at all times equal to two percent (2%) over the annual rate or rates of interest that would otherwise be in effect from time to time with respect to such Revolving Note, Term Loan Note or any other Obligations had there been no occurrence of an Event of Default (the "Default Rate").

                  5. Subsidiaries. Section 6.4 of the Credit Agreement is deleted in its entirety and replaced with the following new Section 6.4:

                  "Section 6.4 Subsidiaries. The Borrower has two (2) Subsidiaries, Grow Biz Worldwide, Ltd. and Grow Biz Games, Inc."

                  6. Financial Covenants. Section 7.9 of the Credit Agreement is deleted in its entirety while Sections 7.8 and 7.10 of the Credit Agreement are amended and new Sections 7.11 and 7.12 are added as follows:

                  "Section 7.8 Current Ratio. The Borrower will maintain at all times the ratio of its Current Assets to Current Liabilities at not less than 1.25 to 1.00.

                  Section 7.10 Maximum Total Liabilities to Capital Base. The Borrower will maintain the ratio of its Total Liabilities to Capital Base at not more than the ratio set forth below opposite the applicable period:

              Period                      Maximum Total Liabilities to
              ------                      ----------------------------
                                                  Capital Base
                                                  ------------
      Term Loan Funding Date
                to                                2.50 to 1.00
        December 30, 1997
        December 31, 1997
                to                                2.00 to 1.00
        December 30, 1998
        December 31, 1998
                to                                1.50 to 1.00
        December 30, 1999
        December 31, 1999
          and thereafter                          1.25 to 1.00

                  Section 7.11 Minimum Capital Base. The Borrower will maintain its Capital Base at an amount not less than the amount set forth below opposite the applicable period:

              Period                     Minimum Capital Base
              ------                     --------------------
      Term Loan Funding Date
                to                           $ 9,500,000
        December 30, 1998
        December 31, 1998
                to                           $14,000,000
        December 30, 1999
        December 31, 1999
          and thereafter
                                             $20,000,000

                  Section 7.12 Debt Service Coverage Ratio. The Borrower will maintain at all times the ratio of its Cash Flow Available for Debt Service to its Debt Service Requirements at not less than 1.50 to 1.00. For purposes of the foregoing, "Cash Flow Available for Debt Service" means the pre-tax net income of the Borrower, plus interest expense, depreciation, amortization and other non-cash charges, and "Debt Service Requirements" means current maturities of long-term debt, interest expense of the Borrower and income tax expense."

                  7. Defined Terms. Capitalized terms used in this Amendment which are defined in the Glossary of Terms Appendix to the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein or in the recitals hereto. In addition, the Glossary of Terms Appendix to the Credit Agreement is hereby amended by adding or substituting, as the case may be, the following definitions:

                   "'Compliance Certificate' means a certificate of an officer of the Borrower in the form of Exhibit B to the First Amendment setting forth in reasonable detail all relevant information and the calculations necessary to determine the Borrower's compliance with its covenants set forth in Sections 7.8, 7.10, 7.11, and 7.12 hereof."

                  "'First Amendment' means the First Amendment to Credit Agreement and Revolving Note dated as of August 8, 1997, between the Borrower and the Bank."

                  "'Note' or 'Notes' means collectively the Revolving Note and the Term Loan Note and any other promissory note now or hereafter evidencing any Obligation."

                  "'Term Loan' has the meaning given in Section 3.2 hereof."

                  "'Term Loan Funding Date' means the date all of the conditions set forth in Paragraph 10 of the First Amendment are satisfied."

                  "'Term Loan Note' has the meaning given in Section 3.2 (b) hereof."

                  8. Revolving Note. The Revolving Note is amended by deleting the date "July 31, 1997" as it appears in the fifth line of the first paragraph thereof and by substituting therefor the date "July 31, 1998", and by deleting the term "first" from the second line of the second paragraph thereof and by substituting therefor the term "tenth".

                  9. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

                  10. Conditions Precedent. This Amendment shall be effective when the Bank shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Bank in its sole discretion:

                  (a) The Term Loan Note, as attached hereto as Exhibit A, duly executed on behalf of the Borrower.

                  (b) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of July 30, 1996 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of July 30, 1996, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

                  (c) An opinion of the Borrower's counsel as to the due authorization, execution and delivery of the First Amendment and the Term Loan Note, the enforceability of such documents against the Borrower and as to such other matters as the Lender shall require.

                  (d) Copies of the acquisition agreement with Video Game Exchange, Inc. (the "Seller") and the proposed note for the $2,000,000 payable by a Subsidiary of the Borrower to the Seller evidencing the deferred portion of the purchase price for the Seller's assets.

                  (e) The Borrower requests, in accordance with Section 4.1 of the Credit Agreement, that the Lender make the Term Loan advance.

                  (f) Such other matters as the Bank may require.

                  11. Representations and Warranties. The Borrower hereby represents and warrants to the Bank that all of the representations and warranties contained in Article VI of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  12. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                  13. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Bank, whether or not known to the Bank and whether or not existing on the date of this Amendment.

                  14. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                  15. Costs and Expenses. The Borrower hereby reaffirms its agreement under Section 10.5 of the Credit Agreement to pay or reimburse the Bank on demand for all costs, expenses and fees incurred by the Bank in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

                  16. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                       GROW BIZ INTERNATIONAL, INC.


                                       By     /s/ David J. Osdoba, Jr.
                                          -----------------------------------
                                          Its Vice President of Finance/CFO



                                       TCF NATIONAL BANK MINNESOTA f/k/a
                                       TCF Bank Minnesota fsb


                                       By     /s/ R. James Hancock
                                          -----------------------------------
                                          Its Vice President

                                       And


                                       By     /s/ Milli A. Navara
                                          -----------------------------------
                                          Its Vice President